Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333 167570 and No. 333-144122) of The InterGroup Corporation (the “Company”), of our report dated October 13, 2023 (which includes an explanatory paragraph related to the Company’s ability to continue as a going concern), relating to the consolidated financial statements which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, NJ

October 13, 2023